Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form F-1 and related prospectus of our report dated April 22, 2021, with respect to the financial statements of Genenta Science S.p.A. (formerly Genenta Science S.r.l.) as of December 31, 2020 and 2019, and for the two years then ended, and to the reference to us under the heading “Experts” in this Registration Statement and accompanying prospectus on Form F-1.

/s/ Mayer Hoffman McCann P.C.

San Diego, California

November 9, 2021